UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): December 1, 2006



                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                          ___________________________

Item 1.01.         Entry into a Material Definitive Agreement

     The information set forth in Item 2.03 is incorporated in this Item
1.01 by reference.

Item 2.03.        Creation of a Direct Financial Obligation or an
                  Obligation under an Off-Balance Sheet Arrangement of a Registrant

      On December 1, 2006, NIKE, Inc. entered into a Credit Agreement with Bank of America, N.A., as Administrative Agent, Citicorp USA, Inc., as Syndication Agent, and HSBC Bank USA, N.A., The Bank of Tokyo Mitsubishi UFG, Ltd. and Deutsche Bank Securities Inc., as Co-Documentation Agents, and the other Banks named therein (the "Credit Agreement"). The Credit Agreement provides for up to approximately $1 billion of borrowings pursuant to a revolving credit facility. The revolving credit facility matures in December 2011, with a one year extension option prior to each of the first anniversary and second anniversary of the closing date, for a total extension of two years.

Item 9.01.        Financial Statements and Exhibits

     (d)  Exhibits.

      Exhibit No.         Description
      ___________         ___________

        4.01 Credit Agreement among NIKE, Inc., Bank of America, N.A., as Administrative Agent, Citicorp USA, Inc., as Syndication Agent, and HSBC Bank USA, N.A., The Bank of Tokyo Mitsubishi UFG, Ltd. and Deutsche Bank Securities Inc., as Co-Documentation Agents, and the other Banks named therein.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 5, 2006                   NIKE, INC.


                                     By:   /s/ Donald W. Blair
                                             ______________________
                                     Name:   Donald W. Blair
                                     Title:  Chief Financial Officer